Exhibit (g)(3)(v)

December 30, 2019

Michael Foutes

Managing Director

State Street Global Services

1 Iron Street

Boston, MA 02210

Re:        Pacific Select Fund (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established the International Equity Income Portfolio effective December 30, 2019.  In accordance with Section 1 of the Custody and Investment Accounting Agreement dated as of June 1, 2001, as amended, by and between the Fund and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the new portfolio under the terms of the aforementioned contract.  A current list of portfolio subject to the provisions of the agreement is attached hereto as Schedule A.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

PACIFIC LIFE INSURANCE COMPANY

700 Newport Center Drive, Newport Beach, California 92660-6307, Telephone (949) 219-3011

Schedule A - Custody and Investment Accounting Agreement
List of Portfolios

As of December 30, 2019

(Between Pacific Select Fund and State Street Bank and Trust Company)

U.S. Fixed Income Portfolios:

Core Income Portfolio
Diversified Bond Portfolio

Floating Rate Income Portfolio

High Yield Bond Portfolio

Inflation Managed Portfolio

Inflation Strategy Portfolio

Managed Bond Portfolio

Short Duration Bond Portfolio

Non-U.S. Fixed Income Portfolio:

Emerging Markets Debt Portfolio

U.S. Equity Portfolios:

Comstock Portfolio

Developing Growth Portfolio

Dividend Growth Portfolio

Equity Index Portfolio

Focused Growth Portfolio

Growth Portfolio

Large-Cap Growth Portfolio

Large-Cap Value Portfolio

Main Street® Core Portfolio

Mid-Cap Equity Portfolio

Mid-Cap Growth Portfolio

Mid-Cap Value Portfolio

Small-Cap Growth Portfolio

Small-Cap Equity Portfolio

Small-Cap Index Portfolio

Small-Cap Value Portfolio

Value Advantage Portfolio

Non-U.S. Equity Portfolios:

Emerging Markets Portfolio

International Equity Income Portfolio

International Large-Cap Portfolio

International Small-Cap Portfolio

International Value Portfolio

Sector Portfolios:

Health Sciences Portfolio

Real Estate Portfolio

Technology Portfolio

Alternative Strategies Portfolios:

Currency Strategies Portfolio

Asset Allocation/Balanced Portfolios:

PSF DFA Balanced Allocation Portfolio

Pacific Dynamix- Conservative Growth Portfolio

Pacific Dynamix- Moderate Growth Portfolio

Pacific Dynamix- Growth Portfolio

Portfolio Optimization Conservative Portfolio

Portfolio Optimization Moderate-Conservative Portfolio

Portfolio Optimization Moderate Portfolio

Portfolio Optimization Growth Portfolio

Portfolio Optimization Aggressive-Growth Portfolio

Pacific Dynamix Underlying Portfolios:

PD 1-3 Year Corporate Bond Portfolio

PD Aggregate Bond Index Portfolio

PD High Yield Bond Market Portfolio

PD Large-Cap Growth Index Portfolio

PD Large-Cap Value Index Portfolio

PD Small-Cap Growth Index Portfolio

PD Small-Cap Value Index Portfolio

PD Emerging Markets Portfolio

PD International Large-Cap Portfolio